UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007 (November 13, 2007)

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)

(314) 813-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2007, the registrant and its subsidiary, Casino America of Colorado, Inc. (collectively, “Isle of Capri”), executed a definitive Unit Purchase Agreement with Nevada Gold & Casinos, Inc. and its subsidiary Blackhawk Gold, Ltd. (collectively, “Nevada Gold”), pursuant to which Isle of Capri will acquire the 43% interest in Isle of Capri Black Hawk, L.L.C., which is currently owned by Nevada Gold. Under the terms of the agreement, the registrant has agreed to pay $64.6 million for the remaining 43% interest, payable upon closure of the sale. Upon closing, Isle of Capri Black Hawk, L.L.C. would become an indirect wholly owned subsidiary of Isle of Capri. The closing of the transaction is subject to the approval of Nevada Gold’s stockholders (some of whom have executed and agreed to execute a Stockholder Support Agreement pursuant to which they agree to vote for, and otherwise support, the transaction) and certain other customary closing conditions.

A copy of the Unit Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Unit Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: November 19, 2007	By:	/s/ Virginia McDowell
	Name:	Virginia McDowell
	Title:	President and Chief Operating Officer